UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2009

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50856	04-3308180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On February 9, 2009, NeuroMetrix, Inc. (the “Company”) announced that it had reached a resolution with the United States Department of Justice (“DOJ”) and the Office of Inspector General (“OIG”) of the United States Department of Health and Human Services regarding the previously-disclosed investigation into certain of the Company’s past sales and marketing practices relating to its NC-stat System.  The Company has been cooperating with the investigation since it began in 2006.

As part of the resolution, the Company has entered into a Deferred Prosecution Agreement (the “Deferred Prosecution Agreement”), dated February 5, 2009, with the DOJ related to the Company’s operation of marketing referral programs.  Pursuant to the Deferred Prosecution Agreement, the Company has agreed to a $1.2 million payment, and the DOJ has agreed not to prosecute the Company in return for compliance with the terms of the three-year Deferred Prosecution Agreement.

In addition, the Company has entered into a civil Settlement Agreement (the “Settlement Agreement”), dated February 9, 2009, with the DOJ and OIG.  The Settlement Agreement involves the referral programs and allegations that, where physicians performed a nerve conduction study using the NC-stat System and did not obtain an F-wave measurement, in limited circumstances, the Company caused physicians to seek reimbursement using the slightly higher valued 95903 CPT code payable for nerve conduction studies where an F-wave measurement is obtained, rather than the 95900 CPT code.  While the Company does not admit to the allegations with respect to the F-wave coding issue, the Company has agreed to pay $2.5 million to settle this dispute and enter into a five-year Corporate Integrity Agreement with OIG.  The Company remains fully eligible to participate in all federal health care programs.

The foregoing description of the Deferred Prosecution Agreement and the Settlement Agreement is not complete and is qualified in its entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Deferred Prosecution Agreement dated February 5, 2009 by and between NeuroMetrix, Inc. and the United States Attorney’s Office for the District of Massachusetts
10.2

Settlement Agreement and Release dated February 9, 2009 by and among NeuroMetrix, Inc. and the United States of America acting through the United States Attorney’s Office for the District of Massachusetts and the Office of Inspector General of the United States Department of Health and Human Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: February 10, 2009	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Deferred Prosecution Agreement dated February 5, 2009 by and between NeuroMetrix, Inc. and the United States Attorney’s Office for the District of Massachusetts
10.2

Settlement Agreement and Release dated February 9, 2009 by and among NeuroMetrix, Inc. and the United States of America acting through the United States Attorney’s Office for the District of Massachusetts and the Office of Inspector General of the United States Department of Health and Human Services